Exhibit 99.1

Kitara Media to Raise
 $7.0 Million in Private Placement

JERSEY CITY, April 25, 2014 — Kitara Media Corp. (OTCBB: KITM), (the Company) today announced it has entered into definitive agreements with institutional and other investors for the private placement of $7.0 million of the Company’s common stock and common stock warrants, including through the conversion of a $1 million promissory note held by Ironbound Partners Fund LLC, an affiliate of the Company’s Non-Executive Chairman of the Board.

Pursuant to the terms of the private placement, the Company has agreed to sell an aggregate of 12,727,272 shares of common stock at a price of $0.55 per share. Additionally, the Company will issue to the investors warrants to purchase an aggregate of 6,363,636 shares of common stock at an exercise price of $0.825 that will expire 5 years from the date on which the warrants are issued. The closing of this offering is subject to the satisfaction of customary closing conditions.

Craig-Hallum Capital Group is acting as exclusive placement agent in connection with the offering.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Further information regarding the private placement can be found in the Current Report on Form 8-K that will be filed by the Company with the SEC.

About Kitara Media

Kitara Media is a leading digital media and technology company providing video solutions to advertisers, digital marketers and publishers. With nearly 500 million monthly video ad views, Kitara Media delivers strong engagement for advertisers, high revenues for publishers, as well as improved user experience with PROPEL+, an internally developed proprietary video ad technology platform. Kitara Media owns and operates several online media sites including Healthguru.com and Adotas.com. The company is headquartered in Jersey City, NJ. For more information visit http://www.kitaramedia.com.

Forward-Looking Statements

Certain information and statements contained in this press release, including those regarding Kitara Media’s capital structure, ability to execute its operating plan, anticipated financial flexibility and other statements that are not statements of historical fact, are forward-looking statements within the meaning of federal securities laws. These statements may be identified, without limitation, by the use of forward-looking terminology such as “anticipates”, “expects,” “will” or comparable terms or the negative thereof. Such statements are based on management’s current estimates, assumptions that management believes to be reasonable, and currently available competitive, financial, and economic data as of the date hereof and we undertake no obligation to update any such statements to reflect subsequent changes in events or circumstances. Forward-looking statements are inherently uncertain and subject to a variety of events, factors and conditions, many of which are beyond the control of Kitara Media and not all of which are known to Kitara Media, including, without limitation those risk factors described from time to time in Kitara Media’s reports filed with the SEC.  Among the factors that could cause actual results to differ materially are Kitara Media’s: loss of key advertising customers; inability to acquire new advertising customers; inability to expand its video content library; inability to protect its intellectual property; inability to comply with the covenants in its credit facility; inability to obtain necessary financing or enter into equity arrangements with existing or new institutional shareholders; inability to execute its acquisition strategy; inability to effectively manage its growth; failure to effectively integrate the operations of acquired businesses; competition; loss of key personnel; increases in costs of operations; continued compliance with government regulations; and general economic conditions.

Media Contact

Randy Orndorf
RandyO@KitaraMedia.com
201.539.2204